EXHIBIT 99

FOR IMMEDIATE RELEASE

For further information, contact
Wesley Davidson	708-450-3145
Doug Craney	708-450-3117

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results

Melrose Park, IL, (April 28, 2005) - The Alberto-Culver Company (NYSE: ACV) today announced record sales and record profits for the second quarter and first half of fiscal 2005, which ended on March 31, 2005. Second quarter sales increased 7.9% to $884 million while net earnings rose 12.1% to $51.4 million excluding a non-cash charge related to the Company’s conversion to one class of common stock in the first quarter of fiscal year 2004. Excluding the non-cash charge in the current and prior year quarter, diluted earnings per share were 55 cents compared with 50 cents last year, while basic earnings per share improved to 56 cents from 51 cents in 2004.

Including the non-cash charge, net earnings were $49.1 million for the second quarter compared to $40.6 million in the prior year and diluted earnings per share were 53 cents in the current quarter versus 44 cents last year with basic earnings per share 54 cents compared to 45 cents.

Sales for the 2005 first half grew by 9.3% to $1.73 billion. Net earnings for the first half, excluding the non-cash charge in the current and prior year, increased 16.5% to $103.3 million, resulting in diluted earnings per share of $1.11 versus 97 cents last year, and basic earnings per share of $1.13 compared with 99 cents a year ago.

Including the non-cash charge for the first half of the current and prior year, net earnings were $98.5 million compared to $42.3 million, diluted earnings per share were $1.06 versus 46 cents last year and basic earnings per share were $1.08 compared to 47 cents.

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 2

Mr. Howard B. Bernick, President and Chief Executive Officer, stated “on an organic basis, excluding acquisitions, a divestiture, and a positive benefit from foreign currency translation, sales increased 5.4% in both the second quarter and in the first six months of our 2005 fiscal year. Our earnings percent growth rate in the most recent quarter was somewhat slower than the outstanding rates experienced in other recent quarters and years. Even so, we continued to invest strongly as planned behind our brands and businesses and recorded 17.6% and 17.0% increases in advertising spending during the 2005 second quarter and first half periods, respectively, while still achieving very respectable double digit earnings growth rates in both 2005 periods.”

“Led by the continued strength of TRESemmé and the introduction of new Alberto VO5 and St. Ives offerings at home and abroad, the Company’s consumer products group sustained its strong sales growth. Worldwide revenue again grew handsomely in our consumer products businesses for the second quarter and six month periods at double digit rates, out pacing overall increases in the haircare and skincare categories,” Mr. Bernick added.

Sally Beauty Supply expanded to 2,379 stores in North America (including Canada and Mexico), the United Kingdom, Germany and Japan, while Beauty Systems Group (BSG) ended the quarter with 807 stores and 1,277 professional distributor sales consultants. While Sally stores continued to perform well in North America, Sally U.K. suffered sales declines in local currencies and significant profit erosion due to competitive pricing pressure primarily in the personal care electrical appliance category.

Mr. Bernick also noted that “BSG is having a challenging year due to a loss of sales and sales force disruption resulting from certain full service product line distribution changes in the United States. Both Sally USA and BSG stores were also hurt by poor winter weather conditions this year on both the East and West coasts and one less day of sales in the current quarter due to leap year in 2004. We are also incurring expenses associated with Sally’s

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 3

move to a new corporate headquarters facility in Denton, Texas and certain one-time costs at BSG in the current fiscal year from acquisition and integration expenses related to our two most recent BSG acquisitions of West Coast Beauty Supply in December, 2003 and CosmoProf in December 2004.”

In addition to all of the above, in February, 2005 the Securities and Exchange Commission issued a letter expressing its interpretations of certain lease accounting issues regarding the amortization of leasehold improvements, the recognition of rent expense when leases have rent holidays and allowances received by tenants for leasehold improvements. As a result of a review assessing historical lease accounting practices, the Company found some deviations to these interpretations and recorded an immaterial one-time pre-tax non-cash charge in the second quarter of fiscal year 2005 of $2.45 million ($1.6 million after tax), which reduced basic and diluted earnings per share by 2 cents in the quarter and first half.

Mr. Bernick added, “One of the beautiful things about Alberto-Culver has always been the balance between our consumer products and beauty supply distribution businesses. Notwithstanding the issues encountered in our most recent quarters, the Alberto-Culver Company was again able to report solid results as a corporation overall, achieving record sales and record earnings in the second quarter and first half. We are planning to continue investing aggressively at all time record levels behind our brands and businesses during the balance of fiscal year 2005 and again in fiscal year 2006. While this may very well temper in the short term the strong profit growth rates recorded in recent years, we believe that these investments will be in the long-term best interest of the Alberto-Culver Company and its shareholders.”

Also announced today, the Company’s board of directors approved the regular 11.5 cent quarterly cash dividend. The dividend will be paid on May 20, 2005 to shareholders of record on May 9, 2005.

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 4

Generally accepted accounting principles (GAAP) require that the Company record a non-cash charge in the current quarter against pre-tax earnings of $3.6 million ($2.3 million after tax), due to the remeasurement of the intrinsic value of stock options affected by the November, 2003 conversion to a single class of common stock. This non-cash charge relates only to the conversion and had no effect on the sales, operating profits or cash flows of the Company’s business units or on the consolidated sales and cash flows of the Company.

GAAP did not allow the Company to record the entire non-cash charge related to the share conversion immediately when it took place during the fiscal 2004 first quarter. The Company has now recognized pre-tax non-cash charges of $7.4 million ($4.8 million after tax) for the first six months of fiscal 2005. The Company has also previously recognized pre-tax non-cash charges of $85.6 million ($55.6 million after tax) for fiscal 2004, including $71.3 million ($46.3 million after tax) in the first six months of fiscal 2004, and expects to recognize additional pre-tax non-cash charges of $7.3 million ($4.8 million after tax) over the remainder of fiscal 2005 and $3.4 million ($2.2 million after tax) over the next two fiscal years in diminishing amounts.

Due to the non-cash charge taken in conjunction with the November 2003 conversion to a single class of stock, and the disclosure of organic sales growth rates, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the company’s web site at www.alberto.com

Mr. Bernick said the company would discuss second quarter and first-half results with investors in a call to be held later today (Thursday, April 28) at 2:30 pm ET. The dial-in numbers for the call are 800-730-9234 or 312-461-9457. The numbers for a replay of the conference call are 800-839-6713 or 402-220-2306 and will be available for seven days. The

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 5

passcode is 7050933. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Financials Section and at www.fulldisclosure.com.

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives and TRESemmé in the United States and internationally. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands such as Matrix, Redken, Paul Mitchell, Wella, L’Oreal, Graham Webb and Sebastian to salon owners, salon professionals and franchisees.

This press release contains forward-looking statements. These statements are based on Alberto-Culver management’s current assessment of its markets and businesses. There are risks and uncertainties that could have an impact on these statements in the future. Some of the factors that could cause actual results to differ from these current projections include: the pattern of brand sales, competitive activity in each of the Company’s markets, loss of distribution rights, risks inherent in acquisitions and strategic alliances, loss of one or more key employees, sales by unauthorized distributors in the Company’s exclusive markets, the effects of a prolonged United States or global economic downturn or recession, changes in costs, unanticipated legal proceedings, health epidemics, variations in currency exchange rates, and changes in political, economic or other external factors over which the company has no control. The company is not obligated to update any forward-looking statement in this release.

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 6

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

	2005	2004
Three Months Ended March 31, 2005 and 2004
Net sales	$884,075	819,321
Cost of products sold	438,192	401,810

Gross profit	445,883	417,511
Advertising, marketing, selling and administrative	364,552	341,144
Non-cash charge related to conversion to one class of common stock *	3,588	8,100

Operating earnings	77,743	68,267
Interest expense, net	2,238	5,829

Earnings before income taxes	75,505	62,438
Provision for income taxes	26,427	21,853

Net earnings	$49,078	$40,585

Net earnings per share:
Basic	$.54	.45
Diluted	$.53	.44
Weighted average shares outstanding:
Basic	91,324	89,934
Diluted	93,163	91,864

	2005	2004
Six Months Ended March 31, 2005 and 2004
Net sales	$1,731,609	1,584,072
Cost of products sold	859,665	784,528

Gross profit	871,944	799,544
Advertising, marketing, selling and administrative	709,061	651,949
Non-cash charge related to conversion to one class of common stock *	7,378	71,270

Operating earnings	155,505	76,325
Interest expense, net	3,972	11,209

Earnings before income taxes	151,533	65,116
Provision for income taxes	53,037	22,790

Net earnings	$98,496	$42,326

Net earnings per share:
Basic	$1.08	.47
Diluted	$1.06	.46
Weighted average shares outstanding:
Basic	91,022	89,540
Diluted	92,688	91,433

*	The non-cash charge relates to the remeasurement of the intrinsic value of stock options affected by the conversion to one class of common stock.

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 7

Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

	March 31
	2005	2004
Assets
Cash, cash equivalents and short-term investments	$106,225	291,065
Accounts receivable, net	278,876	233,222
Inventories	696,755	618,124
Other current assets	40,117	47,014

Total current assets	1,121,973	1,189,425
Property, plant and equipment, net	327,494	282,149
Goodwill and trade names, net	652,619	565,155
Other assets, net	83,340	78,339

Total assets	$2,185,426	2,115,068

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$1,053	462
Accounts payable, accrued expenses and income taxes	512,797	496,911

Total current liabilities	513,850	497,373
Long-term debt	124,665	320,690
Other liabilities and deferred taxes	104,035	92,626
Stockholders’ equity	1,442,876	1,204,379

Total liabilities and stockholders’ equity	$2,185,426	2,115,068

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 8

Segment Data (Unaudited)

(in thousands)

	2005	2004
Three Months Ended March 31, 2005 and 2004
Net Sales:
Global Consumer Products	$330,194	298,121
Beauty Supply Distribution:
Sally Beauty Supply	336,118	323,837
Beauty Systems Group	224,409	204,584

Total	560,527	528,421
Eliminations	(6,646)	(7,221)

	$884,075	819,321

Earnings Before Provision for Income Taxes:
Global Consumer Products	30,102	24,090
Beauty Supply Distribution:
Sally Beauty Supply	40,866	40,271
Beauty Systems Group	11,037	17,394

Total	51,903	57,665

Segment operating profit	82,005	81,755
Unallocated expenses	(674)	(5,388)
Non-cash charge related to conversion to one class of common stock*	(3,588)	(8,100)
Interest expense, net	(2,238)	(5,829)

	75,505	62,438

	2005	2004
Six Months Ended March 31, 2005 and 2004
Net Sales:
Global Consumer Products	$633,929	575,708
Beauty Supply Distribution:
Sally Beauty Supply	673,909	637,026
Beauty Systems Group	437,428	382,751

Total	1,111,337	1,019,777
Eliminations	(13,657)	(11,413)

	$1,731,609	1,584,072

Earnings Before Provision for Income Taxes:
Global Consumer Products	$57,506	48,779
Beauty Supply Distribution:
Sally Beauty Supply	82,924	75,498
Beauty Systems Group	26,198	33,444

Total	109,122	108,942

Segment operating profit	166,628	157,721
Unallocated expenses	(3,745)	(10,126)
Non-cash charge related to conversion to one class of common stock*	(7,378)	(71,270)
Interest expense, net	(3,972)	(11,209)

	151,533	65,116

*	The non-cash charge relates to the remeasurement of the intrinsic value of stock options affected by the conversion to one class of common stock.

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Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 9

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three and six months ended March 31, 2005 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Net earnings excluding non-cash charge

•	Basic net earnings per share excluding non-cash charge

•	Diluted net earnings per share excluding non-cash charge

•	Organic sales growth

As discussed in the press release, the company had a non-cash charge related to the company’s conversion to one class of common stock impacting its financial results in the second quarter and first half of fiscal years 2005 and 2004. Generally accepted accounting principles (GAAP) require that the Company record a non-cash charge in the current quarter against pre-tax earnings of $3.6 million ($2.3 million after tax) due to the remeasurement of the intrinsic value of stock options affected by the November, 2003 conversion to a single class of common stock. GAAP did not allow the Company to record the entire non-cash charge related to the share conversion immediately when it took place during the fiscal 2004 first quarter. The Company previously recognized pre-tax non-cash charges of $85.6 million ($55.6 million after tax) for fiscal 2004, $7.4 million ($4.8 million after tax) was recognized in the first half of fiscal year 2005 with $3.6 million ($2.3 million after tax) of that amount in the second quarter, and expects to recognize additional pre-tax non-cash charges of $7.3 million ($4.7 million after tax) over the remainder of fiscal 2005 and $3.4 million ($2.2 million after tax) over the next two fiscal years in diminishing amounts. The non-cash charge relates to a change in the capital structure of the company rather than the normal operations of the company’s core businesses and had no effect on the sales, operating profits or cash flows of the Company’s business units or on the consolidated sales and cash flows of the Company.

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under generally accepted accounting principles (GAAP) in the United States for the second quarter and first half of fiscal years 2005 and 2004 are as follows (in thousands, except per share data):

	Three Months Ended March 31		Six Months Ended March 31
	2005	2004	2005	2004
Net earnings, as reported	$49,078	40,585	$98,496	42,326
Non-cash charge related to conversion to one class of common stock, net of income taxes	2,332	5,265	4,796	46,325

Net earnings excluding non-cash charge	$51,410	45,850	$103,292	88,651

Basic net earnings per share, as reported	$.54	.45	$1.08	.47
Non-cash charge related to conversion to one class of common stock, net of income taxes	.02	.06	.05	.52

Basic net earnings per share excluding non-cash charge	$.56	.51	$1.13	.99

Diluted net earnings per share, as reported	$.53	.44	$1.06	.46
Non-cash charge related to conversion to one class of common stock, net of income taxes	.02	.06	.05	.51

Diluted net earnings per share excluding non-cash charge	$.55	.50	$1.11	.97

Alberto-Culver Reports Record Fiscal Second Quarter and Six Month Fiscal 2005 Results	Page 10

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

In addition, the press release discusses the percentage of organic sales growth which excludes the impact of foreign exchange, acquisitions and a divestiture.

A reconciliation of this non-GAAP financial measure to its most directly comparable financial measure under generally accepted accounting principles (GAAP) in the United States for the second quarter and first half of fiscal years 2005 and 2004 is as follows:

	Three Months Ended March 31		Six Months Ended March 31
	2005	2004	2005	2004
Net sales growth, as reported	7.9%	15.9%	9.3%	12.8%
Impact of foreign exchange	(1.2)	(3.3)	(1.6)	(3.3)
Impact of acquisitions	(3.2)	(6.7)	(3.8)	(4.4)
Impact of divestiture	1.9	—	1.5	—

Organic sales growth	5.4%	5.9%	5.4%	5.1%

Management uses these non-GAAP financial measures to evaluate the performance of the company and believes the presentation of these amounts provides the reader with information necessary to analyze the company’s normal operations for the periods compared.

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